SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 21, 1999



                      FORTUNE NATURAL RESOURCES CORPORATION
             (Exact name of Registrant as specified in its charter)



        Delaware                     1-12334                   95-4114732
(State or other jurisdiction       (Commission               (IRS Employer
   of incorporation)               File Number)            Identification No.)



               515 W. Greens Road, Suite 720, Houston, Texas 77067
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


  Registrant's telephone number, including area code: (281) 872-1170 Registrant's telecopier number, including area code: (281) 872-1213



                                       N/A
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 5.    OTHER EVENTS

      Fortune's press release made December 21, 1999 announcing the Espiritu Santo Bay well update follows:

      DECEMBER 21, 1999 - HOUSTON, TEXAS - FORTUNE NATURAL RESOURCES CORPORATION (NASDAQ OTC BB SYMBOL: FPXA) today announced that the 210-#6 well, the first deep test on Fortune's Espiritu Santo Bay acreage which was spud on November 1, 1999 by McMoRan Exploration Co. (NYSE: MMR) has reached earning depth and drilling operations have concluded. McMoRan, as operator, has run casing to the total depth drilled and released the drilling rig. It is anticipated that McMoRan will begin testing the various sands which have been encountered in the well after a workover rig is moved into the bay and information generated by the drilling of the well has been evaluated. Since the well has been designated as a tight hole by the operator, Fortune can not provide any more specific information at this time.

      FORTUNE NATURAL RESOURCES CORPORATION is an independent oil and gas exploration and production company with its principal properties located onshore and offshore Louisiana and Texas. Certain statements in this news release regarding future expectations and plans may be regarded as "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. They are subject to various risks, such as operating hazards, drilling risks, and other uncertainties inherent in the business of exploring for, developing and producing oil and gas which may be beyond the Company's control. For a discussion of the contingencies and uncertainties affecting future events and forward-looking statements, see Fortune's most recent Annual Report on Form 10-K, as well as other filings with the Securities and Exchange Commission. There can be no assurance that the Company will be successful in meeting its expectations.

                                   **********

                                                  Company Contact: Angela McLane
                                                                  (281) 872-1170




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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      None.




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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              FORTUNE NATURAL RESOURCES  CORPORATION



                              By:   /s/ Dean W. Drulias
                                   ------------------------------------
                                   Dean W. Drulias
                                   Executive Vice President and General Counsel



Date:  December 21, 1999


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